Exhibit 99.1

                                                        CONTACT
                                                        Greg Adams
                                                        COO and CFO
                                                        EDGAR(R) Online(R), Inc.
                                                        (203) 852-5666
                                                        gadams@edgar-online.com

                 EDGAR(R) ONLINE(R) SECOND QUARTER SUBSCRIPTION
                           AND DATA SALES INCREASE 21%

                           TOTAL REVENUES INCREASE 12%

SOUTH NORWALK, Conn. -- August 2, 2005 -- EDGAR(R) Online(R), Inc. (NASDAQ:
EDGR), today announced that its core business - subscription and data sales - increased 21% to $3.4 million for the second quarter ended June 30, 2005, compared to $2.8 million for the same period last year. Total revenue increased 12% to $3.6 million for the second quarter of 2005, compared to $3.2 million for the second quarter of 2004. EDGAR Online is a leading provider of value-added business and financial information on global companies to financial, corporate and advisory professionals.

Deferred revenue increased 33% to $3.6 million in the second quarter of 2005, compared to $2.7 million in the second quarter of 2004. Deferred revenue represents amounts already billed to customers that will be recognized as revenue in future quarters as the Company's subscription and data products are utilized.

Susan Strausberg, EDGAR Online's president and CEO, said, "We launched our I-Metrix(TM) suite of XBRL-based products in April of this year with a limited data set and already we have seen great interest from the financial services, corporate and audit markets. Our initial I-Metrix clients have given us positive feedback about the depth of data, the speed of delivery of real-time filings and the functionality of our tools. We are more confident than ever that the continuing effort involved in bringing I-Metrix to market will pay off significantly.

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EDGAR(R) Online(R), Inc.
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Growth in our core business, subscription and data sales, has been extremely encouraging. Our sales organization is focused on higher value contracts for our EDGAR Online Pro and custom data feeds while they have been introducing our new I-Metrix suite of products to the marketplace."

Gross margins were consistent at 85% for both the current quarter and the same quarter of the prior year. EDGAR Online expects gross margins to continue to exceed 80% in the future.

Operating loss was ($1.3 million) or ($0.05) per share for the second quarter of 2005, compared to an operating loss of ($787,000), or ($0.04) per share for the same quarter last year. Net loss for the second quarter was ($1.3 million) or ($0.05) per share, compared to a net loss of ($782,000) or ($0.04) per share in the same quarter last year. The increases in operating and net losses from the prior year reflects the Company's continued increases in product development and sales and marketing expenses associated with the launch of the I-Metrix suite of products.

Revenue increased 11% to $7.1 million for the six months ended June 30, 2005, compared to $6.4 million for the same period last year. Net loss was ($2.2 million) or ($0.10) per share for the six months ended June 30, 2005, compared to a net loss of ($1.6 million) or ($0.09) per share in the same period a year ago.

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EDGAR(R) Online(R), Inc.
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At June 30, 2005, cash totaled $7.0 million compared to $4.7 million at December
31, 2004. In 2005, the Company received approximately $4.2 million in proceeds from the exercise of its public warrants (NASDAQ: EDGRW) prior to the April redemption date. The Company has no debt other than normal operating payables and accrued expenses.

Greg D. Adams, EDGAR Online's Chief Financial Officer and COO, said, "Our deferred revenue continues to grow, which demonstrates that our sales and marketing efforts are succeeding. The entire increase in sales was attributable to our higher-margin core business. We have very little revenue concentration in our lower-margin technical consulting services and that should enable the Company to show higher overall revenue increases and improved margins going forward.

From a cost perspective, our general and administrative expenses have been relatively flat and our product development expenses have increased slightly, but should level off. Our strategy is for these fixed costs to remain constant. The only notable increase in our operating expenses was in sales and marketing, which we expected as a result of doubling the size of our sales and marketing organization earlier this year. With each new dollar of revenue from our higher margin core business, we expect a 70% to 80% contribution to operating income. The Company's solid balance sheet, with $7 million in cash and no long term debt, will give us enough support and flexibility to achieve profitability in the short term."

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EDGAR(R) Online(R), Inc.
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KEY FINANCIAL METRICS
(in thousands, except per share amounts)

                                                 Quarter Ended             Six Months Ended
                                           ------------------------    ------------------------
                                              2Q'05         2Q'04         2Q'05         2Q'04
                                           ----------    ----------    ----------    ----------
Seat-based Subscriptions                   $    2,037    $    1,715    $    3,936    $    3,320
Data Sales                                      1,352         1,095         2,593         2,257
Technical Services                                 99           207           329           413
Advertising and E-commerce                        122           220           255           393
                                           ----------    ----------    ----------    ----------
Total Revenues                             $    3,610    $    3,237    $    7,113    $    6,383

Net Loss                                   $   (1,275)   $     (782)   $   (2,219)   $   (1,643)
Interest (Income)/Expense, net                    (31)           (5)          (47)           (7)
                                           ----------    ----------    ----------    ----------
Operating Loss                             $   (1,306)   $     (787)   $   (2,266)   $   (1,650)
Amortization and Depreciation                     469           592           945         1,188
                                           ----------    ----------    ----------    ----------
EBITDA                                     $     (837)   $     (195)   $   (1,321)   $     (462)

Net Loss per share                         $    (0.05)   $    (0.04)   $    (0.10)   $    (0.09)
EBITDA per share                           $    (0.03)   $    (0.01)   $    (0.06)   $    (0.03)

In addition to disclosing financial results prepared in accordance with GAAP, the Company discloses information regarding EBITDA. EBITDA is a non-GAAP financial measure defined as earnings before interest, taxes, depreciation and amortization. The Securities and Exchange Commission ("SEC") has adopted new rules concerning the use of non-GAAP financial measures. As required by the SEC, the Company provides the above reconciliation to net loss, which is the most directly comparable GAAP measure. The Company presents EBITDA as it is a common alternative measure of performance that is used by management as well as investors when analyzing the financial position and operating performance of the Company by excluding certain non-cash expenses that are not indicative of its core operating results. Further, this non-GAAP financial measure is one of the primary indicators management uses for planning and forecasting future periods. As EBITDA is a non-GAAP financial measure, it should not be considered in isolation or as a substitute for net loss or any other GAAP measure. Because not all companies calculate EBITDA in the same manner, the Company's definition of EBITDA might not be consistent with that of other companies.

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EDGAR(R) Online(R), Inc.
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SECOND QUARTER CONFERENCE CALL REMINDER
EDGAR Online will hold its quarterly conference call to review results for the second quarter ended June 30, 2005 today, Tuesday, August 2, 2005, at 5:00 p.m. EDT. Susan Strausberg, president and CEO, and Greg D. Adams, COO and CFO, will host the call. To participate, please call: (800) 938-0653 (toll-free for domestic callers) or (973) 935-2408 (international callers). The call will also be broadcast simultaneously over the Internet at http://www.edgar-online.com/investor/. Investors also have the option of calling
(877) 519-4471 (domestic) or (973) 341-3080 (international), digital PIN 6296195, for the teleconference replay, which will be available for approximately one week beginning at 7:00 p.m. EDT August 2, 2005.

ABOUT EDGAR(R) ONLINE(R), INC.
EDGAR Online, Inc. (Nasdaq: EDGR), www.edgar-online.com, is a leading provider of value-added business and financial information on global companies to financial, corporate and advisory professionals. The Company makes its information and a variety of analysis tools available via online subscriptions and licensing agreements to a large user base.

"Forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 may be included in this news release. These statements relate to future events and/or our future financial performance. These statements are only predictions and may differ materially from actual future events or results. EDGAR Online, Inc. disclaims any intention or obligation to revise any forward-looking statements whether as a result of new information, future developments or otherwise. Please refer to the documents filed by EDGAR Online, Inc. with the Securities and Exchange Commission, which identify important risk factors that could cause actual results to differ from those contained in forward-looking statements, including, but not limited to risks associated with our ability to (i) increase revenues, (ii) obtain profitability, (iii) obtain additional financing, (iv) changes in general economic and business conditions (including in the online business and financial information industry), (v) actions of our competitors, (vi) the extent to which we are able to develop new services and markets for our services, (vii) risks in connection with acquisitions, (viii) the time and expense involved in such development activities, (ix) the level of demand and market acceptance of our services and
(x) changes in our business strategies.

EDGAR(R) is a federally registered trademark of the U.S. Securities and Exchange Commission. EDGAR Online is not affiliated with or approved by the U.S. Securities and Exchange Commission.

                             FINANCIAL TABLES FOLLOW

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EDGAR(R) Online(R), Inc.
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                               EDGAR ONLINE, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                              THREE MONTHS ENDED           SIX MONTHS ENDED
                                                   JUNE 30,                    JUNE 30,
                                                 (UNAUDITED)                 (UNAUDITED)
                                           ------------------------    ------------------------
                                              2005          2004          2005          2004
                                           ----------    ----------    ----------    ----------
Revenues:
      Seat-based subscriptions             $    2,037    $    1,715    $    3,936    $    3,320
      Data sales                                1,352         1,095         2,593         2,257
      Technical services                           99           207           329           413
      Advertising and e-commerce                  122           220           255           393
                                           ----------    ----------    ----------    ----------
         Total revenues                         3,610         3,237         7,113         6,383

         Total cost of sales                      556           484         1,050           969
                                           ----------    ----------    ----------    ----------

   Gross profit                                 3,054         2,753         6,063         5,414

Sales and marketing                             1,322           619         2,285         1,244
Product development                               538           373         1,086           766
General and administrative                      2,031         1,956         4,013         3,866
Amortization and depreciation                     469           592           945         1,188
                                           ----------    ----------    ----------    ----------
Total operating expenses                        4,360         3,540         8,329         7,064

      Operating loss                           (1,306)         (787)       (2,266)       (1,650)

Interest income, net                               31             5            47             7
                                           ----------    ----------    ----------    ----------

      Net loss                             $   (1,275)   $     (782)   $   (2,219)   $   (1,643)
                                           ==========    ==========    ==========    ==========

Weighted average shares outstanding -
basic and diluted                              24,322        19,148        22,945        18,070

Net loss per share - basic and diluted     $    (0.05)   $    (0.04)   $    (0.10)   $    (0.09)

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EDGAR(R) Online(R), Inc.
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                               EDGAR ONLINE, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                          JUNE 30, 2005    DECEMBER 31,
                                                           (UNAUDITED)         2004
                                                          -------------    ------------
                         ASSETS

Cash and short term investments                           $       6,965    $      4,678
Accounts receivable, net                                          2,800           1,895
Other assets                                                        268             329
                                                          -------------    ------------
       Total current assets                                      10,033           6,902

Property and equipment, net                                       1,071           1,138
Goodwill                                                          2,189           2,189
Intangible assets, net                                            7,313           7,936
Other assets                                                        838             441
                                                          -------------    ------------
       Total assets                                       $      21,444    $     18,606

          LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and accrued expenses                     $       1,135    $      1,612
Deferred revenues                                                 3,635           2,581
                                                          -------------    ------------
       Total current liabilities                                  4,770           4,193

Stockholders' equity:
Common stock                                                        261             226
Treasury stock                                                   (1,881)         (1,881)
Additional paid-in capital                                       66,823          62,378
Accumulated deficit                                             (48,529)        (46,310)
                                                          -------------    ------------
       Total stockholders' equity                                16,674          14,413

       Total liabilities and stockholders' equity         $      21,444    $     18,606

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